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                                                                      EXHIBIT 11

                            EXHIBIT 11 TO FORM 10-K
                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                                 YEARS ENDED DECEMBER 31,
                                                                                 -------------------------
                                                                                  1994     1993     1992
                                                                                 -------  -------  -------
Net income.....................................................................  $26,117  $11,723  $ 4,382
                                                                                 -------  -------  -------
                                                                                 -------  -------  -------
Weighted average number of shares outstanding
  Primary:
    Common stock...............................................................   27,365   24,309   23,484
    Common stock equivalents -- stock options (A)..............................      971      783      446
                                                                                 -------  -------  -------
    Primary shares outstanding.................................................   28,336   25,092   23,930
                                                                                 -------  -------  -------
                                                                                 -------  -------  -------
  Fully Diluted:
    Common stock...............................................................   27,365   24,309   23,484
    Common stock equivalents -- stock options (A)..............................    1,119      951      523
                                                                                 -------  -------  -------
    Fully diluted shares outstanding...........................................   28,484   25,260   24,007
                                                                                 -------  -------  -------
                                                                                 -------  -------  -------
Net income per share:
  Primary......................................................................  $   .92  $   .47  $   .18
  Fully diluted................................................................  $   .92  $   .46  $   .18


(A) The treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.
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